Exhibit (23)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated June 20, 1995, appearing in this Annual Report on Form 11-K of NBD Bancorp, Inc. Employees' Savings and Investment Plan for the year ended December 31, 1994, in the following Registration Statements:

         REGISTRATION
FORM     STATEMENT NO.                    DESCRIPTION

S-8      33-21036          NBD Bancorp, Inc. Performance Incentive Plan

S-8      33-17494          NBD Bancorp, Inc. Employees' Savings and
         (Post-Effective      Investment Plan (Investment Plus)
         Amendment No. 1)

S-8      33-48773          FNW Stock Incentive Plan

S-8      33-46906          NBD Indiana, Inc. Employee Stock Option Plan
         (Post-Effective
         Amendment No. 1
         to Form S-4)

S-8      33-50300          NBD Indiana, Inc. Incentive Stock Option Plan
         (Post-Effective
         Amendment No. 1
         to Form S-4)

S-8      33-53928          NBD Indiana, Inc. 1990 Stock Incentive Plan

S-3      33-60788          NBD Bancorp, Inc. 7-1/2% Preferred Purchase Units
                           Due 2023



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Detroit, Michigan
June 26, 1995